                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 8, 2002



                           Champion Enterprises, Inc.
              ----------------------------------------------------
               (Exact name of Registrant as Specified in Charter)



                                    Michigan
                ------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



             1-9751                                       38-2743168
----------------------------------             ---------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)


          2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)





Registrant's telephone number, including area code: 248/340-9090

INTRODUCTORY NOTE

         On August 8, 2002, we issued a Management Report which was included in
Item 5 of our Current Report on Form 8-K dated August 8, 2002 in which we announced the closing or consolidation of 64 retail sales centers and seven homebuilding facilities as well as employee reductions estimated at 1,500. We also announced in the August 8, 2002 Management Report that we expected to record in our third quarter ended September 28, 2002 restructuring and asset impairment charges that included a pretax retail goodwill impairment charge of $97 million and the recording of a deferred tax valuation allowance of $110 million to $120 million. After further review and advice from our independent accountants, we concluded that the retail goodwill impairment charges and deferred tax asset valuation allowance will be recorded in our second quarter ended June 29, 2002 rather than in the third quarter ending September 28, 2002 and this will be reflected in our Form 10-Q for the quarterly period ended June 29, 2002. Accordingly, we are filing this amendment to Form 8-K to reflect our conclusion to record the pretax $97 million retail goodwill impairment charge and a $120 million deferred tax valuation allowance in our second quarter ended June 29, 2002.

ITEM 5. OTHER EVENTS.

         Item 5 is amended and restated to read in its entirety as follows:

CHAMPION MANAGEMENT REPORT

This Management Report relates to the restructuring actions that we are taking to size our operations at a reduced industry demand level and position ourselves for future profitability.

Restructuring Actions

         The industry, now entering the fourth year of this down cycle, continues to be affected by tight consumer credit standards and high repossession levels. We took quick actions in the second quarter to reduce our retail lots and consolidate a factory, but with continued negative information about the economy, financing availability for our industry, recent industry shipments and our incoming order rates, we feel compelled to do more. In this regard, we have made some tough decisions to help ensure our viability during the remaining industry downturn and return Champion to the right side of breakeven. As a result, we are closing or consolidating 64 retail sales centers (35%) and seven homebuilding facilities (15%) across the country. Employee reductions are estimated at 1,500 (15%).

         In our third quarter ending September 28, 2002, we expect to record restructuring charges totaling $44 million pretax for closing costs. These costs include $31 million pretax for non-cash impairment charges. The resulting cash charges in total are estimated at $13 million pretax. These closures and the expected operating losses should result in a tax refund of greater than $40 million next year. The restructuring charges we expect to record in the third quarter are in addition to the $97 million pretax retail goodwill impairment charge and the $120 million deferred tax valuation allowance recorded in the second quarter ended June 29, 2002.

Retail. After the closures announced today, our retail operations, excluding closing costs and closed lot operating expenses, are expected to be about breakeven in the third quarter. Of the total closing-related costs, $15 million results from retail location closures, including non-cash impairment charges of $11 million and lease termination and other costs of $4 million. These closures are estimated to result in annual cost savings of at least $25 million and inventory reductions of $27 million. Retail closings announced today bring our store count to 117 locations and the total closed since June 2000 to 196 locations, or 64%.

Manufacturing. We are closing/consolidating seven homebuilding facilities to improve manufacturing profitability, align capacity with lower industry shipment levels, and reduce our cost structure. Charges related to manufacturing consolidations or closings total $29 million, which consist of non-cash impairment charges of $20 million, additional warranty costs of $4 million, and other closing costs of $5 million. We have now closed 29 facilities, or 43%, since mid-1999. Following today's announced closings, 39 homebuilding facilities remain operational, of which 31 are for our traditional distribution channel and 8 for our Genesis operations to builders and developers.

Corporate. While we have always had relatively low corporate overhead, we are reducing these expenses by 15%. These reductions, which generate cost savings of about $4 million annually, are the result of program changes as well as staffing and pay reductions. Effective immediately, senior management has taken pay cuts between 10% and 20%.

Summary

The closing and consolidating of the 64 retail stores, seven manufacturing plants and our corporate reductions will improve our profitability, cash flow and financial position. We will continue to search for additional actions that will further improve our performance. In this regard, we are studying both retail and manufacturing operations, as well as all aspects of our businesses, for additional opportunities.

We are disappointed with market conditions and the resulting losses and impairment charges. We believe that these closings and consolidations are necessary to return the company to profitability and to keep capacity and inventories aligned with expected demand.

Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is the industry's leading manufacturer and has produced nearly 1.6 million homes since the company was founded. Following the closings and consolidations described above, the company will operate 39 homebuilding facilities and 117 retail locations. Independent retailers, including 618 Champion Home Center locations, and approximately 400 builders and developers also sell Champion-built homes. The company also provides financing for retail buyers of its homes. Further information can be found at the company's website, www.championhomes.net.

This Management Report contains certain statements, including statements regarding industry forecasts and assessments, expected restructuring and asset impairment charges, expected tax refund, profitability, cash flow and financial position improvements, estimated cost savings and inventory reductions, which could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company's views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this Management Report. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company's most recently filed Form 10-K and other SEC filings, and those discussions regarding risk factors are incorporated herein by reference.


ITEM 7. EXHIBITS.

         Item 7 is amended and restated to read in its entirety as follows:

None

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CHAMPION ENTERPRISES, INC.



                                     By:   /s/ Anthony S. Cleberg
                                           -----------------------------------
                                           Anthony S. Cleberg, Executive Vice
                                           President and Chief Financial Officer




Date: August 16, 2002